Exhibit 10.3
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

AMENDMENT, dated August 2, 2017 (“Amendment”), made to the Employment Agreement dated as of November 13, 2014 (the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Gail Mandel (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement and desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:

1. The first sentence of Section III of the Employment Agreement is hereby amended in its entirety and replaced with the following:
“The period of the Executive’s employment under this Agreement (the “Period of Employment”) will begin on November 13, 2014 (the “Effective Date”) and will end on November 13, 2020, subject to earlier termination as provided in this Agreement.”

2. Section VII-F of the Employment Agreement is hereby amended by adding the following sentence to the end thereof:
“Nothing in this Agreement is intended to or will be used in any way to limit the Executive’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.”
3. From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 2nd day of August, 2017.

EXECUTIVE

/s/ Gail Mandel
Gail Mandel

WYNDHAM WORLDWIDE CORPORATION

By:/s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President and
Chief Human Resources Officer